QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Trans World Entertainment Corporation (the "Company") on Form 10-K for the period ending February 1, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Robert J. Higgins, Chairman and Chief Executive Officer of the Company and John J. Sullivan, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ ROBERT J. HIGGINS	/S/ JOHN J. SULLIVAN
Chairman and Chief Executive Officer	Executive Vice President and Chief Financial Officer
May 2, 2003	May 2, 2003

        A signed original of this written statement required by Section 906 has been provided to Trans World Entertainment Corporation and will be retained by Trans World Entertainment Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  Exhibit 99.1